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                                EXHIBIT NO. 2.3

            ARTICLES OF INCORPORATION OF SOUTHERN HARDWOODS, INC,


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                            ARTICLES OF INCORPORATION

                                     OF

                            SOUTHERN HARDWOODS, INC,                     [Stamp]

ARTICLE I. NAME

         The name of this corporation shall be Southern Hardwoods, Inc.

ARTICLE II. COMMENCEMENT & DURATION

         The commencement of this corporation's existence shall be 5th of May, 1998. This corporation's duration shall be perpetual.

ARTICLE III. PURPOSE

         This corporation is being organized for the purpose of engaging in the business of receiving imported timber, producing lumber, wholesale sales of goods, the provision of diverse services, for transacting any and all other business and activities, and for engaging in the transaction of any and all business activities permitted under Chapter 607, Florida Statutes, and laws of United States Of America.

ARTICLE IV. CAPITAL STOCK

         This corporation shall have the authority to issue 1000 shares of no par value common capital stock.

ARTICLE V. PREEMPTIVE RIGHTS

         Every shareholder, upon the sale for cash by this corporation of any shares of new capital stock of the same kind, class, or series, as that which the shareholder already holds, shall have the preemptive right to purchase a pro rata share thereof (as nearly as may be done without the issuance of fractional shares) at the price at which such shares are offered to others.

ARTICLE VI. TRANSFER RESTRICTIONS

         No shareholder shall have the right to sell, assign, pledge, encumber, transfer, or otherwise dispose of any shares of the capital stock of this corporation, without first offering such shares for sale to this corporation at the net asset value thereof. Such offer shall be in writing, signed by the shareholder, sent by registered or certified mail to this corporation at its registered office address, and open for acceptance by this corporation for a period of thirty days from the date of mailing. If this corporation fails or refuses, within such period, to make satisfactory arrangements for the purchase of such shares, the shareholder shall have the right to dispose of such shares without any further restrictions.

         On the death of any shareholder, his/her shares held immediately prior to the shareholder's death shall pass as personal property to the proper successors and/or heirs, on the terms set forth above.


              ARTICLES OF INCORPORATION OF SOUTHERN HARDWOODS, INC.
                                     PAGE 1


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         Each stock certificate issued by this corporation shall carry the following legend: "These Shares Are Held Subject To Certain Transfer Restrictions Imposed By This Corporation's Articles Of Incorporation, A Copy Of Which Is On File At This Corporation's Principal Office."


ARTICLE VII. INITIAL BOARD OF DIRECTORS

         The number of directors on this corporation's Initial Board Of Directors shall be six (6). The number of directors may be increased or decreased from time to time, as provided in this corporation's bylaws, but shall never be less than three. The directors of the corporation shall be elected at the annual meeting of the shareholders and directors, as specified in the By-Laws. The election of directors shall be by majority vote.

         Any director may be removed from office at and time with or without cause by the affirmative vote of at least 90% the outstanding shares.

         The names and addresses of the individuals who shall serve as members of the Initial Board Of Directors are:


Glenn N. Abel                Eric D. Abel            J. Barry Cook
1183 N. Mediterranean Way    74 W. Chase St.         20 W. Norvell Bryant Hwy.
Inverness, FL 34453          Hernando, FL 34442      Hernando, FL 34442

Kenneth G. Abel              John-Henry Williams     B. Jeffrey Abel
1183 N. Mediterranean Way    2448 N. Essex Avenue    1183 N. Mediterranean Way
Inverness, FL 34453          Hernando, FL 34442      Inverness, FL 34453

ARTICLE VIII. QUORUM AND MEETINGS

         A quorum for the transaction of business at any meeting of the board of directors shall exist if fifty-one percent (51%) of the total number of directors shall be present at the meeting, in person or by proxy.

ARTICLE IX. INDEMNIFICATION

         This corporation shall indemnify any officer, director, employee, or agent, and any former officer, director, employee, or agent, to the full extent permitted by law.

ARTICLE X. PRINCIPAL OFFICE & INITIAL REGISTERED OFFICE & AGENT

         The address of this corporation's, principal office shall be: 74 W. Chase Street, Hernando, Florida 34442.

         The name of the individual who shall serve as this corporation's initial registered agent and the address therefor is: Eric D. Abel, 74 W. Chase Street, Hernando, Florida 34442.

ARTICLE XI. INCORPORATOR

         The name and address of the individual who shall serve as this corporation's incorporator is: Glenn N. Abel, 1183 N. Mediterranean Way, Inverness, Florida 34453.


              ARTICLES OF INCORPORATION OF SOUTHERN HARDWOODS, INC.
                                     PAGE 2
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ARTICLE XII. AMENDMENT

         This corporation reserves the right to amend or repeal any provisions in these Articles Of Incorporation, or any amendments hereto. This power to adopt, amend, alter or repeal the Articles of Incorporation of this corporation shall be vested in the Board of Directors by a unanimous vote. Any rights conferred upon the shareholders shall be subject to this reservation.

/s/ Glenn N. Abel
-----------------------------------
    Glenn N. Abel, Incorporator

State of Florida
County of Citrus

         On May 5, 1998, Glenn N. Abel, designated above as the individual who shall serve as this corporation's incorporator, and personally known to me, personally appeared before me and signed and acknowledged signing these Articles Of Incorporation.

/s/ Lisa M Bazemore                                        [STAMP]
---------------------
Notary Public

         I hereby accept my designation as registered agent and agree to serve as the registered agent of Southern Hardwoods, Inc. I hereby state that I am familiar with and accept the duties and responsibilities as registered agent for Southern Hardwoods, Inc.

/s/ Eric D. Abel
------------------------------------
   Eric D. Abel, Registered Agent

                                                                        [STAMP]


              ARTICLES OF INCORPORATION OF SOUTHERN HARDWOODS, INC.
                                     PAGE 3
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                                     BYLAWS
                                       OF
                             SOUTERN HARDWOODS, INC.

                             ARTICLE I. SHAREHOLDERS

SECTION A. ANNUAL MEETINGS

         Annual Meetings shall be held at the corporate office, on the first Friday of every May, at 11:00 a.m., or as soon thereafter as possible, as designated by the Board Of Directors, but shall be held no later than thirteen months after the last preceding annual meeting. Business transacted at each annual meeting shall include the election of directors.

SECTION B. SPECIAL MEETINGS

         Special meetings shall be held when directed by the president or any member of the Board Of Directors, or when requested in writing by the shareholders of not less than FIFTY per cent of all the shares entitled to vote-A special meeting requested by the shareholders, unless they designate a later date, shall be called for a date not less than TEN nor more than SIXTY days after the request is made. The call shall be issued by the secretary, unless the president, Board Of Directors, or shareholders designate another person to do so.

SECTION C. MEETING PLACE

         Meetings may be held within or without Florida, and may be attended in person, by proxy, by telephone, or by any other means of reasonable communications.

SECTION D. MEETING NOTICE

         Written notice, stating the time (date and hour) and place of a meeting, and in the case of a special meeting, its purpose, shall be delivered not less than TEN nor more than SIXTY days before the meeting, either personally or by first class mail, by or at the direction of the secretary, to each shareholder entitled to vote. If mailed, the notice, addressed to each shareholder at his or her address as it appears on the stock transfer books, shall be deemed to be delivered when deposited in the United States mail.

SECTION E. ADJOURNED MEETING NOTICE

         When a meeting is adjourned to another designated time (date and hour) or place, it shall not be necessary to give notice of the adjourned meeting. If, however, after the adjournment, the Board Of Directors fixes a new record date for the adjourned meeting, it shall be necessary to give notice.

SECTION F. SHAREHOLDER DETERMINATION

         One of the following methods shall be used for the purpose of determining the shareholders (1) entitled to notice of, or to vote at, a meeting or an adjournment thereof, (2) entitled to receive dividends, or (3) for any other purpose:

         The Board Of directors may provide that the stock transfer books shall be closed for a stated period. The period shall not be more than sixty days, and in the case of a meeting, it shall not be less than ten days immediately preceding the meeting.

         In lieu of closing the stock transfer books, the Board Of Directors may designate a date as

                                 Bylaws - Page 1
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the record date. The date shall not be more than sixty days, and in the case of a meeting, it shall not be less than ten days, prior to the date on which the particular action is to be taken.

         If the stock transfer books are not closed and a record date is not designated, the date on which the notice of the meeting is mailed, or the date on which the Board Of Directors adopted the resolution declaring the dividend, shall be the record date.

         When a determination has been made of the shareholders entitled to vote at a meeting, the determination shall apply to any adjournment thereof, unless the Board Of Directors designates a new record date for the adjourned meeting.

SECTION G. VOTING RECORD

         If this corporation has ten or more shareholders, the officer having charge of the stock transfer books shall make, at least ten days before each meeting, a complete list of the names and addresses of the shareholders entitled to vote, including the number, class, and series, if any, of shares held by each. The list, for a period of ten days prior to the meeting, shall be kept on file at this corporation's registered office, principal place of business, or transfer agent's or registrar's office. Any shareholder shall be entitled to inspect the list at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting.

         If these requirements have not been substantially complied with, the meeting, on the demand of any shareholder, shall be adjourned until they are complied with. If no demand is made, failure to comply with these requirements shall not affect the validity of any action taken at the meeting.

SECTION H. QUORUM & VOTING

         A majority of the shares entitled to vote and represented at a meeting shall constitute a quorum.

         If a quorum is present, an affirmative vote of a majority of the shares entitled to vote on the matter and represented at the meeting shall be the act of the shareholders, except as provided otherwise by law.

         After a quorum has been established, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote on the matter, below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

SECTION I. VOTING SHARES

         Each common share shall be entitled to one vote on each matter submitted to a vote at the meeting.

         Treasury shares, shares of this corporation owned by another corporation, of which a majority of that corporation's voting shares are owned or controlled by this corporation, and shares of this corporation held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

         At each election for directors, each shareholder entitled to vote at the election shall have the right to vote the number of shares owned by him or her for as many persons as there are directors to be elected at that time.

         Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the corporation's bylaws or, in the absence of any applicable bylaws, by the person designated by the corporation's Board Of Directors. Proof of the


                                 Bylaws - Page 2
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designation may be made by the presentation of a certified copy of the corporation's bylaws, or the Board Of Directors' designation. In the absence of any designation, or in case of conflicting designations, the corporation's chairman of the Board Of Directors, president, vice president, secretary, and treasurer shall be presumed to possess, in that order, authority to vote the shares.

         Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, in person or by proxy, without a transfer of the shares into his or her name.

         Shares standing in the name of a trustee may be voted by him or her, in person or by proxy, but a trustee shall not be entitled to vote shares held by him or her without a transfer of the shares into his or her name.

         Shares held by a receiver may be voted by him or her, in person or by proxy, without a transfer of the shares into his or her name, if the authority to do so is contained in an appropriate order of the court by which the receiver was appointed.

         A shareholder, whose shares are pledged, shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee. Thereafter, the pledgee shall be entitled to vote the shares.

         On or after the date on which written notice of redemption of redeemable shares has been mailed to the shareholders thereof, and a sum sufficient to redeem the shares has been deposited with a bank or trust company along with irrevocable instructions and authority to pay the redemption price to the shareholders thereof upon the surrender of the certificates therefor, the shares shall not be entitled to vote and shall not be deemed to be outstanding shares.

SECTION J. PROXIES

         Any shareholder entitled to vote or to express consent or dissent, or his or her duly authorized attorney-in-fact, may authorize another person or persons to act for him or her by proxy.

         A proxy must be in writing and must be signed by the shareholder or his or her attorney-in-fact. A proxy shall not be valid after the expiration of eleven months from the date thereof, unless it provides otherwise. A proxy shall be revocable at the pleasure of the shareholder executing it, except as provided otherwise by law.

         A proxy holder's authority to act shall not be revoked by the death or the incompetence of the shareholder who executed the proxy, unless, before the authority is exercised, written notice and proof of the death or the adjudication of incompetency is received by the officer responsible for maintaining the shareholders list.

         If a proxy for the same shares confers authority upon two or more persons, and does not provide otherwise, a majority of them present, or if only one is present, then that one, may exercise the powers conferred by the proxy. However, if the proxy holders present are equally divided as to the right and manner of voting, the voting of the shares shall be prorated.

         If a proxy expressly so provides, the proxy holder may appoint, in writing, a substitute to act in his or her place.

SECTION K. VOTING TRUSTS

         Any number of shareholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, as provided by law. When the counterpart of a voting trust agreement and a copy of the record of the holders of voting trust certificates have been deposited with this corporation, as provided by law, those documents shall be subject to an examination by any shareholder or record holder of


                                 Bylaws - Page 3
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voting trust certificates, in person, or by his or her agent or attorney.

SECTION L. VOTING AGREEMENTS

         Two or more shareholders may enter into an agreement providing for the manner of their exercising voting rights or relating to any phase of this corporation's affairs, as provided by law. Nothing therein shall impair this corporation's rights to treat the shareholders as entitled to vote their shares.

SECTION M. WRITTEN ACTION

         Any action required to be taken or which may be taken, at any annual or special meeting, may be taken without a meeting, without prior notice, and without a vote, if a written consent, setting forth the action taken, is signed by the shareholders of not less than a majority of the shares entitled to vote.

         Within ten days after obtaining an authorization by written consent, notice shall be given to the shareholders entitled to vote who did not consent in writing. The notice shall fairly summarize the material features of the action taken; If the action be a merger, consolidation, or sale or exchange of assets, for which dissenting shareholders' rights are provided by law, the notice shall contain a clear statement of those rights.

                              ARTICLE II. DIRECTORS

SECTION A. FUNCTION

         All corporate powers shall be exercised by or under the authority of, and this corporation's business and affairs shall be managed under the direction of, the Board Of Directors.

SECTION B. QUALIFICATIONS

         Directors do not need to be either shareholders of this corporation or residents of Florida.

SECTION C. COMPENSATION

         The Board Of Directors shall have the authority to designate the compensation of the directors, if any.

SECTION D. DUTIES

         A director shall perform his or her duties as a director and as a member of any committee of the Board Of Directors upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of this corporation, and with the care which an ordinarily prudent person in the same position would use under similar circumstances.

         In performing his or her duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by:

                  1. corporate officers or employees whom the director reasonably believes to be reliable and competent in the matters presented,

                  2. counsel, public accountants, or other persons, as to matters which the director reasonably believes to be within their professional or expert competence, or

                  3. committees of the Board Of Directors upon which he or she does not serve,


                                 Bylaws - Page 4
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                           duly designated in accordance with provisions of the
                           Articles Of Incorporation or Bylaws, as to matters within their designated authority, which committees the director reasonably believes to merit confidence.

         A director shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause his or her reliance to be unwarranted.

         A director who performs his or her duties in compliance with this section shall have no liability by reason of being or having been a director.

SECTION E. ASSENT PRESUMPTION

         A director who is present at a Board Of Directors meeting, at which action on any corporate matter is taken, shall be presumed to have assented to the action taken, unless he or she votes against the action or abstains from voting in respect thereto because of an asserted conflict of interest.

SECTION F. NUMBER

         The number of directors on this corporation's Initial Board Of Directors shall be six (6). The number of directors may be increased or decreased by amending these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director.

SECTION G. ELECTION & TERM

         Each member of the initial Board Of Directors shall hold office until the shareholders' first annual meeting and until his or her successor shall have been elected and qualified, or until his or her earlier resignation, removal from office, or death.

         At the shareholders' first annual meeting and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he or she is elected and until his or her successor shall have been elected and qualified, or until his or her earlier resignation, removal from office, or death

     SECTION H. VACANCIES

         Any vacancy occurring in the Board Of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, even though they constitute less than a quorum of the Board Of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

SECTION I. REMOVAL

         At a shareholders' meeting called expressly for that purpose, any director, or the entire Board Of Directors, may be removed, with or without cause, by a vote of the shareholders as provided in the Articles of Incorporation.

SECTION J. QUORUM & VOTING

         A majority of the number of directors designated by these Bylaws shall constitute a quorum for the transaction of business. An act of a majority of the directors, at a meeting at which a quorum is present, shall be an act of the Board Of Directors.


                                 Bylaws - Page 5
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SECTION K. INTEREST CONFLICTS

         No contract or other transaction, between this corporation and one or more of its directors, or any other corporation, firm, association, or entity, in which one or more of this corporation's directors are directors or officers or are financially interested, shall be either void or voidable because of the relationship or interest, or because the director or directors are present at the meeting of the Board Of Directors or a committee thereof, at which the contract or transaction was authorized, approved, or ratified, or because his, her, or their votes are counted for such purpose, if:

         1. the fact of the relationship or interest is disclosed or known to the Board Of directors or the committee thereof, and the authorization, approval, or ratification of the contract or transaction was by a sufficient vote or written consent for the purpose, without counting the votes or written consents of the interested directors;

         2. the fact of the relationship or interest is disclosed or known to the shareholders entitled to vote, and they authorize, approve, or ratify the contract or transaction by vote or written consent; or,

         3. the contract or transaction is fair and reasonable as to this corporation at the time it is authorized by the Board Of Directors or the committee thereof or the shareholders.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board Of Directors or a committee thereof at which the contract or transaction is authorized, approved, or ratified.

SECTION L. COMMITTEES

         The Board Of Directors, by resolution adopted by a majority of the full Board Of Directors, may designate from its members an executive committee and one or more other committees, each of which, to the extent provided in the resolution, shall have and may exercise all the authority of the Board Of Directors, except that no committee shall have the authority to:

                  1. approve or recommend to the shareholders any actions or proposals required by law to be approved by the shareholders,

                  2. designate candidates for the office of director, for purposes of proxy solicitation or otherwise,

                  3. fill vacancies on the Board Of Directors or any committee thereof,

                  4.       amend these Bylaws,

                  5. authorize or approve the reacquisition of shares, unless pursuant to a general formula or method specified by the Board Of Directors, or

                  6. authorize or approve the issuance or sale of shares or any contract therefor, or designate the terms of a series of a class of shares, except that the Board Of Directors, having acted under its general authorization for the issuance or sale of shares or any contract therefor, and in the case of a series, the designation thereof, and having specified a general formula or method by resolution or by the adoption of a stock option or other plan, may authorize a committee to designate the terms of any contract for the sale of shares and the terms upon which the shares may be issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, and provisions for redemption, sinking funds, conversion, voting and preferential


                                 Bylaws - Page 6
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                           rights, and other features of a class of shares or a
                           series of a class of shares, with full power in the committee to adopt any final resolution setting forth all the terms thereof and to authorize a statement of the terms of a series for filing with the Department Of State.

         The Board Of Directors, by resolution adopted in accordance with this section, may designate one or more directors as alternate committee members to serve in the place and stead of absent committee members at a committee meeting.

SECTION M. MEETING PLACE

         Regular and special meetings may be held within or without Florida.

SECTION N. MEETING TIME, NOTICE, & CALL

         A regular meeting shall be held without notice immediately following each shareholders' annual meeting. Written notice of the time (date and hour) and place of a special meeting shall be given to each director by personal delivery, telegram, or cablegram, at least two days before the meeting, or by notice mailed to each director at least five days before the meeting.

         Notice of a meeting need not be given to any director who signs a waiver of notice before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of the meeting and of any objections to its time (date and hour) and place and to the manner in which it has been called or convened, unless the director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

         The business to be transacted at, and the purpose of, a regular or special meeting need not be specified in the notice or waiver of notice of the meeting.

         A majority of the directors present, whether or not a quorum exists, may adjourn a meeting to another designated time (date and hour) and place. Notice of the adjourned meeting shall be given to each director who was not present at the time of the adjournment and to all directors if the time (date and hour) and place of the adjourned meeting were not designated at the time of the adjournment.

         Meetings may be called by the president or any director.

SECTION O. CONFERENCE TELEPHONE MEETINGS

         The Board Of Directors or a committee thereof may participate in a meeting by using conference telephones or similar communication equipment which permits all persons participating in the meeting to hear each other at the same time. Participation in this manner shall constitute presence in person at the meeting.

SECTION P. WRITTEN ACTION

         Any action required to be taken or which may be taken by the Board Of Directors or a committee thereof may be taken without a meeting if a written consent setting forth the action so taken, signed by all the directors or committee members, as the case may be, is filed in the minutes of the proceedings of the Board Of Directors or committee. The consent shall have the same effect as a unanimous vote.


                                 Bylaws - Page 7

                              ARTICLE III. OFFICERS

SECTION A. DESIGNATION

         The officers shall consist of a president, secretary, and treasurer, and may include several vice presidents, each of whom shall be elected by the Board Of Directors at its regular meeting immediately following the shareholders' annual meeting. These officers shall serve until their successors are chosen and qualified. Other officers and assistant officers and agents, as may be deemed necessary, may be elected or appointed by the Board Of Directors from time to time. Any two or more offices may be held by the same person. The failure to elect a president, vice-president, secretary, or treasurer shall not affect the existence of this corporation.

SECTION B. DUTIES

         The president shall be the chief executive officer, shall be responsible for the general and active management of this corporation's business and affairs, subject to the directions of the Board Of Directors, and shall preside at all shareholders' and Board Of Directors' meetings.

         The vice-president shall be an executive officer. The vice-president shall, in the absence of the president, be responsible for the general and active management of this corporation's business and affairs, subject to the directions of the Board Of Directors, and shall preside at all shareholders' and Board Of Directors' meetings.

         The secretary shall be responsible for the custody and maintenance of all corporate records, except financial records, shall record the minutes of all shareholders' and Board Of Directors' meetings, shall send out all notices of meetings, and shall perform any other duties prescribed by the president or the Board Of Directors.

         The treasurer shall be responsible for the custody and maintenance of all corporate funds and financial records, shall keep full and accurate accounts of all receipts and disbursements, shall render accounts thereof at the shareholders' annual meetings and whenever else required by the president or the Board Of Directors, and shall perform any duties prescribed by the president or the Board Of Directors.

SECTION C. REMOVAL

         Any officer or agent elected or appointed by the Board Of Directors may be removed by the Board Of Directors whenever, in its judgment, the best interests of this corporation will be served thereby.

         Any officer or agent elected by the shareholders may be removed only by the shareholders, unless the shareholders shall have authorized the Board Of Directors to remove the officer or agent.

         Any vacancy in any office may be filled by the Board Of Directors.

         The election or appointment of the officer or agent shall not of itself create contract rights.

                      ARTICLE IV. CAPITAL STOCK CERTIFICATES

SECTION A. ISSUANCE

         Every shareholder shall be entitled to have a certificate representing the shares to which he or she is entitled. The certificate shall not be issued for the shares until they are fully paid.


                                 Bylaws - Page 8

SECTION B. FORM

         Certificates representing shares shall be signed by the president or vice president and the secretary or assistant secretary, and may be sealed with the corporate seal or a facsimile thereof. The signatures of the president or vice president and the secretary or assistant secretary may be facsimiles if the certificate is manually signed by a transfer agent or registrar (other than this corporation itself) or a corporate employee. In case any officer, who signed or whose facsimile signature has been placed upon a certificate, shall have ceased to be an officer before the certificate is issued, it may be issued by this corporation with the same effect as if he or she were the officer at the date of its issuance.

         Every certificate shall set forth or fairly summarize, or shall state that this corporation will furnish to any shareholder upon request and without charge, a full statement of the preferences, limitations, relative rights, and series designation provisions pertaining to the shares of each class or series authorized to be issued, the variations in the relative rights and preferences between the shares of each series so far as these have been designated and determined, and the authority of the Board Of Directors to designate and determine the relative rights and preferences of subsequent series.

         Every certificate, representing shares which are restricted as to their sale, disposition, or other transfer, shall state that the shares are restricted as to transfer and shall set forth or fairly summarize, or shall state that this corporation will furnish to any shareholder upon request and without charge, a full statement of the restrictions.

         Every certificate shall state upon its face the name of this corporation, that this corporation is organized under the laws of Florida, the name of the person to whom it is issued, the number and class of shares and any series designation, and the par value of the shares or a statement that the shares are without par (no par) value.

SECTION C. TRANSFER

         This corporation shall register a certificate presented to it for transfer if the certificate is properly endorsed by the shareholder or his or her duly authorized attorney. This corporation may require that the signature be guaranteed by a commercial bank or trust company or by a member of the New York or American Stock Exchange.

SECTION D. LOSS, DESTRUCTION, OR THEFT

         This corporation shall issue a new certificate in place of any certificate previously issued if the shareholder:

                  1. makes proof in affidavit form that it has been lost, destroyed, or stolen,

                  2. requests the issuance of a new certificate before this corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim,

                  3. gives bond in such form as this corporation may direct to indemnify this corporation and its transfer agent and registrar against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate, and

                  4. satisfies any other reasonable requirements imposed by this corporation.


                                 Bylaws - Page 9

                      ARTICLE V. BOOKS, RECORDS, & MINUTES

SECTION A. REQUIREMENTS

         This corporation shall kcep correct and complete books and records of accounts and shall keep minutes of all meetings of its shareholders and Board Of Directors and committees thereof.

         This corporation shall keep records of its shareholders at its registered office or principal place of business or at its transfer agent's or registrar's office. The records shall contain the names and addresses of all shareholders and the number, class, and series, if any, of the shares held by each.

         All books, records, and minutes shall be in written form, or in any other form capable of being converted into written form within a reasonable time.

SECTION B. INSPECTION RIGHTS

         Any person who has been a shareholder or a record holder of voting trust certificates for at least six months immediately preceding his or her request, or who is a shareholder or record holder of voting trust certificates representing at least five per cent of the outstanding shares of any class or series, upon written request stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, this corporation's relevant books and records of accounts, minutes, and records of shareholders, and to make extracts therefrom.

SECTION C. FINANCIAL INFORMATION

         Not later than four months after the close of each fiscal year, this corporation shall prepare a balance sheet, showing in reasonable detail its financial condition as of the close of that fiscal year, and a profit and loss statement, showing the financial result of its operation during that fiscal year.

         Upon the written request of any shareholder or record holder of voting trust certificates, this corporation shall mail to the shareholder or record holder of voting trust certificates, a copy of the most recent balance sheet and profit and loss statement.

         Balance sheets and profit and loss statements shall be filed in this corporation's registered office in Florida; shall be kept for at least five years, and shall be subject to inspection during business hours by any shareholder or record holder of voting trust certificates, in person or by agent or attorney.

                              ARTICLE VI. DIVIDENDS

         The Board Of Directors may from time to time declare, and this corporation may pay, dividends on shares in cash, property, or its own shares, except when this corporation is insolvent, when the payment thereof would render this corporation insolvent, or when the declaration or payment thereof would be contrary to any restrictions contained in the Articles Of Incorporation, subject to the following provisions:

                  1. dividends in cash or property may be declared and paid, except as otherwise provided in this article, only out of the unreserved and unrestricted earned surplus or capital surplus, howsoever arising, but all dividends paid out of the capital surplus shall be identified as a distribution of the capital surplus, and the amount per share paid from the capital surplus shall be disclosed to the shareholders receiving the dividends concurrently with the distribution of the


                                Bylaws - Page 10
                           dividends,

                  2. dividends may be declared and paid in this corporation's own treasury shares,

                  3. dividends may be declared and paid in this corporation's own authorized but unissued shares out of any unreserved and unrestricted surplus, subject to the following conditions:

                           a. if the dividends are payable in shares having a par value, the shares shall be issued at not less than the par value thereof, and there shall be transferred to the stated capital, at the time the dividends are paid, an amount of surplus equal to the aggregate par value of the shares to be issued as the dividends, and

                           b. if the dividends are payable in shares without par (no par) value, the shares shall be issued at the stated value as shall be designated by the Board Of Directors by resolution adopted at the time the dividends are declared, there shall be transferred to the stated capital, at the time the dividends are paid, an amount of surplus equal to the aggregate stated value so designated in respect to the shares, and the amount per share so transferred to the stated capital shall be disclosed to the shareholders receiving the dividends concurrently with the distribution of the dividends,

                           c. dividends payable in shares of any class shall not be paid to the shareholders of shares of any other class, unless the Articles Of Incorporation so provide or the payment is authorized by the affirmative vote or written consent of the shareholders of a majority of the shares of the class in which the payments are to be made, and

                           d. a split-up or division of the issued shares of any class into a greater number of shares of the same class, without increasing the stated capital, shall not be construed to be dividends within the meaning of this article.

                          ARTICLE VII. CORPORATE SEAL

         The Board Of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the year of incorporation and the following:

                            SOUTHERN HARDWOODS, INC.
                                     FLORIDA

                              ARTICLE VIII. BYLAWS

             Bylaws may be adopted, altered, amended, or repealed by the shareholders or the Board Of Directors, but the Board Of Directors may not alter, amend, or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that bylaw is not subject to alteration, amendment, or repeal by the Board Of Directors.

                                Bylaws - Page 11

           These Bylaws, consisting of Articles I-VIII, inclusive, were adopted by the Board Of Directors on this 15th day of May, 1998.


                                                     /s/ Eric D. Abel
                                                     ---------------------------
                                                         Eric D. Abel, Secretary



                                Bylaws - Page 12